THIRD AMENDMENT TO NOTE AGREEMENT


This Third Amendment to Note Agreement (the "Third Amendment") is entered into as of the 29th day of December, 1995 between BEI Electronics, Inc., a Delaware corporation (the "Company"), having its principal place of business at One Post Street - Suite 2500, San Francisco, California 94104, and Principal Mutual Life Insurance Company, Berkshire Life Insurance Company and TMG Life Insurance Company (each a "Holder" and together the "Holders").

                                    RECITALS

The Company entered into a Note Agreement dated as of August 15, 1993 (the "Original Note Agreement") with the Holders and Principal National Life Insurance Company. In accordance with the terms of the Original Note Agreement the Company issued its 6.73% Series A Senior Notes due October 1, 2000 (the "Notes") in the original principal amount of $16,800,000 and its 6.73% Series B Senior Notes due November 15, 2000 in the original principal amount of $11,200,000. The Holders are the owners and registered holders of the entire outstanding principal balance of Notes. Capitalized terms used but not defined in this Third Amendment have the meanings set forth in the Note Agreement.

The Original Note Agreement was amended by First Amendment to Note Agreement dated as of April 1, 1994 (the "First Amendment") and by Second Amendment to Note Agreement dated as of September 30, 1994 (the "Second Amendment"). The Original Note Agreement as amended by the First Amendment and the Second Amendment is hereinafter referred to as the "Note Agreement".

The Company has requested, and the Holders have agreed, that the Note Agreement be amended in certain particulars as set forth in this Third Amendment.

Capitalized terms used but not defined in this Third Amendment have the meanings set forth in the Note Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, and in consideration of the sum of $21,000 paid by the Company ratably to the Holders, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holders agree as follows:

1.     Recitals Incorporated.   The Recitals  set  forth  above are incorporated
       herein by reference.

2.     Amendments to the Note Agreement.

       2.1 Section 5.11 of the Note Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

                       Section 5.11. Restricted Payments. The Company will not except as hereinafter provided:
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                           (a) declare or pay any  dividends,  either in cash or
                           property,  on any shares of its capital  stock of any
                           class  (except   dividends  or  other   distributions
                           payable solely in shares of capital stock of the Company);

                           (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock);

                           (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

                           (d) make, or permit any Restricted Subsidiary to make, any Restricted Investment; or

                           (e) permit any Restricted Subsidiary to declare any dividends, either in cash or property, on any shares of the capital stock of such Restricted Subsidiary (except for dividends which are payable solely to the Company or to the Company and one or more Wholly-owned Restricted Subsidiaries);

                  (such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions and such Restricted Investments being herein collectively called "Restricted Payments"), if after giving effect thereto any Event of Default shall have occurred and be continuing or the sum of the aggregate amount of Restricted Payments made during the period from and after September 30, 1995 to and including the date of the making of the Restricted Payment in question would exceed the sum of (i) $1,500,000 plus (ii) 50% of Consolidated Net Income (less 100% thereof in case of a deficit) for each fiscal year commencing after September 30, 1995, plus (iii) the aggregate net cash proceeds received by the Company from the sale of its capital stock or warrants, rights or options to purchase or acquire any shares of its capital stock during said period, plus (iv) the aggregate net proceeds from the sale of any Restricted Investments during such period up to but not exceeding the original cost thereof.

                  The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

                  For the purposes of this ss. 5.11, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the
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                  Company)  of such  property  at the time of the  making of the
                  Restricted Payment in question.

       2.2 Section 5.13(b) of the Note Agreement is deleted in its entirety and the following inserted in lieu thereof:

                      (b) The Company will not permit any Restricted  Subsidiary to issue or sell any shares of stock of any class (including as "stock" for purposes of this ss.5.13, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Wholly Owned Restricted Subsidiary, except (i) the sale of stock described in Section 5.13(b) and Section B-1 of the Disclosure Letter, (ii) for the purpose of qualifying directors, (iii) in satisfaction of the validly pre-existing rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Restricted Subsidiary whereby the Company and/or such
                  Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary, or (iv) the issuance and sale of stock of BEI Medical Systems, Inc., provided, however, the Company and/or one or more Wholly-owned
                  Restricted Subsidiaries will at all times own not less than 80% of the Voting Stock of BEI Medical Systems, Inc.

       2.3 Section 8.1 of the Note Agreement is hereby amended by deleting the definition of "Adjusted Funded Debt" and inserting the following in lieu thereof:

                      "Adjusted  Funded  Debt"  shall  mean  the  sum of (i) all
                  Indebtedness of the Company and its Restricted Subsidiaries for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin) including all payments in respect thereof that are required to be made within one year from the date of any determination of Adjusted Funded Debt, and (ii) Deemed Funded Debt.

       2.4 Section 8.1 of the Note Agreement is hereby amended by deleting the definition of "Net Income Available for Fixed Charges" and inserting the following in lieu thereof:

                               "Net Income  Available for Fixed Charges" for any
                  period shall mean (I) the sum of (w) Consolidated Net Income during such period, plus ( to the extent deducted in determining Consolidated Net Income) (x) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period, plus (y) Fixed Charges of the Company and its Restricted Subsidiaries during such period, and (z) amortization as reported in the published financial statements of the Company and its Restricted Subsidiaries prepared using GAAP; provided, however, that for any period which includes the fourth quarter of fiscal year 1995 of the Company, "Net Income Available for Fixed Charges" shall be calculated without regard for non-recurring charges taken

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                  during  such  quarter  as  a  result  of  (x)  a   preliminary
                  arbitration ruling regarding a royalty payment dispute, (y) related to ending the HYDRA 70 rocket business of the Company, and (z) a settlement with the U.S. government relating to the testing of accelerometers from 1986 to 1992.

3. Representations and Warranties. The Company represents and warrants to each Holder as of the date of this Agreement that, upon execution of this Agreement, all of the following statements will be true and correct:

       3.1 As of the date of this Agreement, no Default or Event of Default under the Note Agreement, as amended, or under any other agreement for borrowed money to which the Company is subject, exists or is continuing, after giving effect to the waivers set forth herein.

       3.2 Except as set forth in a letter dated December 21,1995 from the Company to the Holders relating to certain legal proceedings and to certain matters affecting the Company's HYDRA 70 rocket contract and related contingencies, the representations and warranties of the Company referred to in Section 3.1 of the Note Agreement are true and correct and complete in all material respects as if made on the date hereof, except as to those representations and warranties made as of a specific date, which are true and correct and materially complete as of such date.

       3.3 No dissolution proceedings with respect to the Company have been commenced or are contemplated, and, except as previously disclosed in 10Q or 10K reports delivered to each holder of the Notes, there has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company, taken as a whole, since August 15, 1993.

       3.4 This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

       3.5 The Company has not made any modification of any material agreement with any creditor of the Company, other than by this Agreement, unless the Company has disclosed the terms of such modification to each Holder in writing.

       3.6 The Company has not paid or caused to be paid and will not pay or cause to be paid, directly or indirectly, any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder as consideration for or as an inducement to entering into by such Holder of this Third Amendment, except as set forth herein.

4. Effective Date. This Agreement shall become effective as of the date first written above upon receipt by each of the Holders of a counterpart of this Agreement duly executed by the Company and the other Holders.
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Page 5

5.      Miscellaneous

       5.1 Except as specifically amended in this Agreement all of the terms, conditions and covenants of the Note Agreement and the Notes shall remain unaltered and in full force and effect and shall be binding on the Company. The Note Agreement is hereby ratified, confirmed and approved.

       5.2 Except as expressly set forth in this Agreement the terms of this Agreement shall not operate as a waiver by the Holders of any provisions of, or otherwise prejudice the rights or remedies of the Holders under the Note Agreement, the Notes or applicable law and shall not operate as a waiver of or otherwise prejudice any rights the Holders may have against any other Person. This Agreement shall not be construed as establishing a course of conduct on the part of the Holders upon which the Company may rely in the future.

       5.3 All headings and captions preceding the text of the several sections of this Agreement are intended solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they alter its meaning, construction or effect.

       5.4 This Agreement embodies the entire agreement and understanding between the Company and the Holders with regard to the matters set forth herein, and supersedes all prior agreements and undertakings relating to such matters.

       5.5 This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

       5.6 This Agreement shall be governed by, and construed and enforce in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their authorized officers as of the date first above written.

BEI ELECTRONICS, INC.


By /s/ Gary D. Wrench
  -------------------
  Gary D. Wrench, Sr. Vice President & CEO


By /s/ Robert R. Corr
  -------------------
  Robert R. Corr, Treasurer & Controller

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PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


By: /s/ Austin Ramzy
   -----------------
   Austin Ramzy
   Assistant Director
   Securities Investment



By: /s/ Donald D. Brattabo
   -----------------------
   Donald D. Brattabo
   Second Vice President-Securities Investment


BERKSHIRE LIFE INSURANCE COMPANY


By:__________________________________



TMG LIFE INSURANCE COMPANY

By:  THE MUTUAL GROUP, its Agent


By:___________________________________



By:____________________________________